Black Creek Diversified Property Fund Inc. S-11

Exhibit 10.34

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AND TERM LOAN AGREEMENT

This Second Amendment to Amended and Restated Credit and Term Loan Agreement (this “Amendment”) is made as of October 30, 2017, but effective as of September 30, 2017, by and among BLACK CREEK DIVERSIFIED PROPERTY OPERATING PARTNERSHIP LP (f/k/a Dividend Capital Total Realty Operating Partnership LP), a Delaware limited partnership (the “Borrower”), several banks, financial institutions and other entities referred to in the signature pages to this Agreement (collectively, the “Lenders”), and BANK OF AMERICA, N.A., not individually, but as “Administrative Agent”.

RECITALS

A.       The Borrower, the Administrative Agent, and the Lenders are parties to an Amended and Restated Credit and Term Loan Agreement dated as of January 13, 2015 (the “Original Credit Agreement”), as amended by that certain First Amendment to Amended and Restated Credit and Term Loan Agreement dated December 22, 2016 (the “First Amendment”, and together with the Original Credit Agreement, collectively, the “Credit Agreement”). All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

B.       The Borrower has requested changes to the definition of certain terms and other modifications to the Credit Agreement which the Lenders have agreed to as provided herein.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AMENDMENTS

1.       The foregoing recitals to this Amendment are incorporated into and made part of this Amendment.

2.       The effective date of this Amendment shall be the date hereof provided that the conditions precedent to such effectiveness set forth in Section 7 below have been satisfied.

3.       Section 7.09(a) of the Credit Agreement is hereby modified to read as follows:

Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth on the date of determination to be less than $700,000,000 plus seventy percent (70%) of the aggregate proceeds received by the Borrower or the Trust (net of reasonable related fees and expenses and net of any redemption of shares, units or other ownership interests in Borrower or the Trust during such period) in connection with any offering of stock or other equity after September 30, 2017.

4.       Section 7.09(b) of the Credit Agreement is hereby modified to read as follows:

Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio to be less than 1.5 to 1.0 at any date of determination, determined based on information for the most recent quarter annualized.

5.       The following definitions contained in Article I of the Credit Agreement are hereby modified to read as follows:

“Capitalization Rate” means (i) 6.00% for industrial properties, (ii) 6.75% for retail properties, (iii) 7.0% for single-tenant triple net office properties (not described in (vii) below), (iv) 7.50% for multi-tenant suburban office properties, (v) 6.75% for multi-tenant non-suburban office properties, (vi) 6.00% for multifamily properties, (vii) 6.0% for CBD office in San Francisco, CA, New York, NY, Boston, MA, Chicago, IL, and Washington, D.C., and (viii) a rate agreed upon by Borrower and the Required Lenders for any other property type. The Parties agree that the project known as “3 Second Street” f/k/a Harborside Plaza X and located in Jersey City, New Jersey, shall be considered a multi-tenant non-suburban office property under (v) above; and that with respect to all other Properties, the determination of the Property type shall be subject to approval by the Administrative Agent in its reasonable discretion.

“Lease-Up Property” means any Property with an economic occupancy rate of less than eighty percent (80%) as of the last day of the most recently completed fiscal quarter which is not an Asset Under Development or hotel.

“Property Value” means for a Property: (i) with respect to any Property owned directly or indirectly by the Borrower, or any Exchange Fee Titleholder collectively for less than eight full fiscal quarters, the current Property Investment Value of such Property; and (ii) with respect to any Property owned directly or indirectly by the Borrower, or any Exchange Fee Titleholder collectively for eight or more full fiscal quarters, the greater of (a) the Net Operating Income for such Property for the most recently completed fiscal quarter annualized divided by the applicable Capitalization Rate and (b) zero. A Property contributed to a joint venture by the Borrower, or any Subsidiary shall be deemed to have been owned by such joint venture from the date of such contribution and any Property acquired by the Borrower, or any Subsidiary from an affiliated joint venture shall be deemed to have been acquired by such Borrower, or any Subsidiary on the date of such acquisition from such joint venture.

“Total Asset Value” means, as of the date of calculation, the aggregate, without duplication, of: (i) the Property Value of all Properties (other than land assets and Assets Under Development) owned by members of the Consolidated Group or Exchange Fee Titleholders; plus (ii) the Consolidated Group’s Pro Rata Share of the Property Value of Properties (other than land assets and Assets Under Development) owned by Unconsolidated Affiliates or Exchange Fee Titleholder; plus (iii) an amount equal to the Property Investment Value of each land asset and Asset Under Development owned by members of the Consolidated Group or Exchange Fee Titleholder; plus (iv) an amount equal to the Consolidated Group Pro Rata Share of the Property Investment Value of each land asset and Asset Under Development owned by an Unconsolidated Affiliate or Exchange Fee Titleholder; plus (v) unrestricted cash and Cash Equivalents owned directly or indirectly by members of the Consolidated Group; plus (vi) the applicable Consolidated Group Pro Rata Share of unrestricted cash and cash equivalents owned directly or indirectly by Borrower or any Guarantor through an Unconsolidated Affiliate; plus (vii) Borrower’s and any Guarantor’s investments in First Mortgage Investments (based on current book value) and Other Debt Investments (based on current book value); plus (viii) Public REIT stocks and Public REIT Preferred Securities (based on current market value); plus (ix) an amount equal to the Consolidated Group Pro Rata Share of investments in First Mortgage Investments, Other Debt Investments, Public REIT Stocks and Public REIT Preferred Securities owned by an Unconsolidated Affiliate (based on values as defined in (vii) and (viii) above); plus (x) proceeds due from transfer agent; plus (xi) the amount of all Eligible Cash 1031 Proceeds. Notwithstanding the foregoing, Total Asset Value for any Lease-Up Property shall be determined based on 1) Property Investment Value until such Property has been owned by a member of the Consolidated Group or Exchange Fee Titleholder collectively for eight or more quarters, and 2) Alternative Value thereafter through six (6) consecutive fiscal quarters after the fiscal quarter during which the Property last began qualifying as a Lease-Up Property, regardless of whether the Property remains a Lease-Up Property during the entire six (6) fiscal quarter period. The adjustment above for utilizing subsection (x) of Alternative Value calculations shall be capped at 20% of Total Asset Value and any excess shall not constitute a default, but shall be based on clause (ii) of the definition of Property Value for covenant calculation purposes regardless of how long the Property has been owned.

“Total Unencumbered Property Pool Value” means, as of any date of calculation, the aggregate, without duplication, of: (a) the Unencumbered Property Values of all Unencumbered Properties (other than any that are Assets Under Development); plus (b) any unrestricted cash; plus (c) an amount equal to one hundred percent (100%) of the Property Investment Value of each Unencumbered Property that is an Asset Under Development; plus (d) an amount equal to one hundred percent (100%) of the then current book value of each First Mortgage Investment, provided that such First Mortgage Investment is not subject to any Liens or encumbrances and so long as the mortgagor with respect to such First Mortgage Investment is not delinquent thirty (30) days or more in any payment of interest or principal payments thereunder; plus (e) the amount of all Eligible Cash 1031 Proceeds resulting from the sale of Unencumbered Properties: provided that no more than twenty five percent (25%) of Total Unencumbered Property Pool Value may be attributable in the aggregate to, (i) Assets Under Development, or (ii) Unencumbered Properties that are ground leased under Financeable Ground Leases (as opposed to being owned in fee simple by the Borrower or a Subsidiary Guarantor, or an Exchange Fee Titleholder). or (iii) First Mortgage Investments, or (iv) Unencumbered Properties that are owned by Subsidiaries that are at least 90% but less than 100% owned (directly or indirectly) by Borrower with any such such Unencumbered Properties that are not 100% owned comprising no more than ten percent (10%) of Total Unencumbered Property Pool Value, and provided further that no more than thirty percent (30%) of Total Unencumbered Property Pool Value may be attributable to utilizing subsection (x) of Alternative Value calculations, and in either case any excess shall not constitute a default but rather shall be based on clause (ii) of the definition of Property Value for covenant calculation purposes regardless of how long the Property has been owned.

“Unencumbered Property Value” means for an Unencumbered Property (i) with respect to any Unencumbered Property owned by the Borrower or any Subsidiary or any Exchange Fee Titleholder collectively for less than eight full fiscal quarters, the current Property Investment Value for such Unencumbered Property; and (ii) with respect to any Unencumbered Property owned by the Borrower, or any Subsidiary, or any Exchange Fee Titleholder collectively for eight or more full fiscal quarters (other than an Asset Under Development), the greater of (A) Unencumbered Property NOI for such Unencumbered Property for the most recently completed fiscal quarter annualized divided by the Capitalization Rate and (B) zero and (iii) with respect to any Asset Under Development, the Property Investment Value. Notwithstanding the foregoing, Unencumbered Property Value for any Lease-Up Property shall be determined based on 1) Property Investment Value until such Property has been owned by the Borrower, or a Subsidiary or Exchange Fee Titleholder (collectively) for eight or more quarters, and 2) Alternative Value through six (6) consecutive fiscal quarters after the fiscal quarter during which the Unencumbered Property last began qualifying as a Lease-Up Property, regardless of whether the Unencumbered Property remains a Lease-Up Property during the entire six (6) fiscal quarter period.

“Unsecured Interest Coverage Ratio” means (i) Unencumbered Property NOI for all Unencumbered Properties plus interest income from unencumbered First Mortgage Investments, divided by (ii) Unsecured Interest Expense in each case for the most recent quarter annualized.

6.           The Borrower hereby represents and warrants the following as of the date hereof:

(a)       no Default exists under the Loan Documents;

(b)       the Loan Documents are in full force and effect and Borrower has no defenses or offsets to, or claims or counterclaims relating to, its obligations under the Loan Documents;

(c)       there has been no material adverse change in the financial condition of the Borrower as shown in its December 31, 2016 financial statements;

(d)       the Borrower has full power and authority to execute this Amendment and no consents are required for such execution other than any consents which have already been obtained; and

(e)       all representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty is true and correct in all material respects on and as of such earlier date, and except that for purposes of this clause (e), the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement.

7.           The effectiveness of this Amendment shall be conditioned on the following:

(a)       This Amendment shall have been executed by Borrower, the Administrative Agent and the Required Lenders.

(b)       The representations and warranties in Section 6 above being true and correct.

(c)       Any fees required to be paid to the Administrative Agent or any Lender in connection with this Agreement on or before the date hereof shall have been paid.

(d)       Unless waived by the Administrative Agent, the Borrower shall have paid all reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the date that is three (3) Business Days prior to the date hereof, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

8.           Except as specifically modified hereby, the Credit Agreement is and remains unmodified and in full force and effect and is hereby ratified and confirmed. All references in the Loan Documents to the “Credit Agreement” henceforth shall be deemed to refer to the Credit Agreement as amended by this Amendment.

9.           This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. Signatures delivered electronically such as in pdf format shall be binding upon the parties. This Amendment shall be construed in accordance with the internal laws (and not the law of conflicts) of the State of New York, but giving effect to federal laws applicable to national banks.

[Remainder of Page Intentionally Left Blank;

Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BLACK CREEK DIVERSIFIED PROPERTY OPERATING PARTNERSHIP LP, a Delaware limited partnership

By:	Black Creek Diversified Property Fund Inc., a Maryland corporation, its sole general partner

By:	/s/ Lainie P. Minnick
Name:	Lainie P. Minnick
Title:	Managing Director, Head of Debt Capital Markets

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Kurt L. Mathison
Name:	Kurt L. Mathison
Title:	Senior Vice President

BANK OF AMERICA, N.A.,
as Lender, L/C Issuer and Swing Line Lender

By:	/s/ Kurt L. Mathison
Name:	Kurt L. Mathison
Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, as Co-Syndication Agent and as a Lender

By:	/s/ James A. Harmann
Name:	James A. Harmann
Title:	Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Syndication Agent and as a Lender

By:	/s/ Kevin S. Stacker
Name:	Kevin S. Stacker
Title:	Senior Vice President

REGIONS BANK, as Co-Documentation Agent and as a Lender

By:	/s/ Ghi Gavin
Name:	Ghi Gavin
Title:	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, as Co-Documentation Agent and as a Lender

By:	/s/ Benjamin Kuruvila
Name:	Benjamin Kuruvila
Title:	Vice President

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Christopher T. Neil
Name:	Christopher T. Neil
Title:	Vice President

MUFG UNION BANK, N.A., as a Lender

By:	/s/ Nancy Dal Bello
Name:	Nancy Dal Bello
Title:	Director

FIFTH THIRD BANK, as a Lender

By:	/s/ Matthew Rodgers
Name:	Matthew Rodgers
Title:	Senior Vice President

BANK OF THE WEST, a California banking corporation, as a Lender

By:	/s/ Benjamin Arroyo
Name:	Benjamin Arroyo
Title:	Vice President

CAPITAL ONE NATIONAL ASSOCIATION, as a Lender

By:	/s/ Frederick Denecke
Name:	Frederick Denecke
Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Ryan M. Dempsey
Name:	Ryan M. Dempsey
Title:	Authorized Officer

RAYMOND JAMES BANK, N.A., as a Lender

By:	/s/ Matthew Stein
Name:	Matthew Stein
Title:	Vice President – REIT Lending Manager

ASSOCIATED BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Michael Sedivy
Name:	Michael Sedivy
Title:	Senior Vice President